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                                                                   EXHIBIT 4(aa)

                       CORRECTIONS CORPORATION OF AMERICA



                   8.5% CONVERTIBLE, EXTENDABLE, SUBORDINATED
                     NOTE ORIGINALLY DUE SEPTEMBER 30, 1998


                                                                     dated as of
No. 017                                                            June 22, 1992

                  SECTION 1. PAYMENT OBLIGATION. CORRECTIONS CORPORATION OF AMERICA, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation"), for value received, hereby promises to pay to ATWELL & CO, or registered assigns (hereinafter referred to as the "Holder"), the principal sum of Six Hundred Ninety-Six Thousand Dollars ($696,000) on the Maturity Date, and to pay interest thereon from the date hereof quarterly on September 30, December 31, March 31 and June 30 of each year, commencing September 30, 1992, at (i) the Coupon Rate, or (ii) upon the occurrence of a Triggering Event and until the date on which such Triggering Event is cured or waived or until the date that is ninety (90) days from initial occurrence of the Triggering Event, whichever is later, at the Triggering Event Rate, until the principal hereof is paid to the person in whose name this Note is registered at the close of business on the Business Day immediately preceding the date such payment is due. Payment of the principal of and interest on this Note will be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Corporation by the Holder.

                  SECTION 2. DEFINITIONS. As used herein, the following terms will be deemed to have the meanings set forth below:

         "BOARD" means the board of directors of the Corporation.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

         "CHANGE EVENT" shall mean:

                  (a) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Corporation or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Corporation or its subsidiaries, or (iii)




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                  any corporation with respect to which, following such
                  acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

                  (b) the Incumbent Board shall cease for any reason to constitute as least fifty percent (50%) of the members of the Board; or

                  (c) approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, or consolidation; or

                  (d) the sale or other disposition of all or substantially all the assets or property of the Corporation in one transaction or a series of related transactions.

         "CLOSING DATE" shall have the meaning ascribed thereto in Section 2.2 of the Note Purchase Agreement.

         "COMMON STOCK" means the common stock of the Corporation, par value $1.00 per share.

         "CONVERSION PRICE" means $1.694 per share of Common Stock, subject to adjustment from time to time as herein set forth.

         "CONVERSION RATIO" means the number of Conversion Shares to be delivered upon conversion of One Hundred Dollars ($100) of principal amount of this Note. Subject to the provisions for adjustment set forth herein, the Conversion Ration shall be determined as the quotient of
         (i) the principal amount of this Note to be converted, divided by (ii) the Conversion Price. Subject to the provisions for adjustment set forth herein, the Conversion Ratio initially shall be 59.03:1.0.

         "CONVERSION SHARES" means fully paid and nonassessable shares of Common Stock issuable upon conversion of the indebtedness evidenced by this Note.


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         "CONVERTIBLE NOTES" means the Corporation's (a) $7,000,000 original aggregate principal amount 8.5% Convertible Subordinated Notes due November 7, 1999, and (b) the Corporation's $2,700,000 aggregate principal amount 8.5% Convertible Subordinated Notes due on various dates, the latest of which is January 16, 2000.

         "COUPON RATE" means eight and one-half percent (8.5%) per annum.

         "CURRENT MARKET PRICE" when used with reference to shares of Common Stock, shall mean the closing price per share of Common Stock on such date and, when used with reference to shares of Common Stock for any period shall mean the average of the daily closing prices per share of Common Stock for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock is not quoted nor so reported, the average of the closing bide and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading. If the Common Stock is not publicly held or so listed or publicly traded, "Current Market Price" shall mean the fair market value per share of Common Stock as determined in good faith by the Board based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 7.1 of the Note Purchase Agreement.

         "EXCHANGE ACT" shall have the meaning set forth in Section 3.1 of the Note Purchase Agreement.

         "INCUMBENT BOARD" means the individuals who, as of the Closing Date, constitute the Board; provided, however, that any individual becoming a director subsequent to the Closing Date, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.



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         "MAJOR TRANSACTION" shall mean:

                  (a) approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such reorganization, merger, or consolidation; or

                  (b) the sale or other disposition of all or substantially all the assets or property of the Corporation in one transaction or a series of related transactions.

         "MANDATORY CONVERSION DATE" means the Business Day specified by the Corporation, in compliance with the provisions hereof, as the date on which all or a portion of the indebtedness evidenced by this Note will be converted into shares of Common Stock pursuant to the Corporation's right to compel such conversion.

         "MANDATORY CONVERSION NOTICE" means a written notice substantially in the form of the notice attached hereto as Exhibit A and incorporated herein by this reference.

         "MANDATORY PREPAYMENT DATE" means the Business Day specified by the Holder, in compliance with the provision hereof, as the date on which all or a portion of the indebtedness evidenced by this Note must be prepaid pursuant to the Holder's right to compel such prepayment.

         "MANDATORY PREPAYMENT NOTICE" means a written notice substantially in the form of the notice attached hereto as Exhibit B and incorporated herein by this reference.

         "MATURITY DATE" means (i) September 30, 1998, or (ii) September 30, 1999, if the Holder of this Note elects, by written notice given to the Corporation at least sixty (60) days but not more than one hundred twenty (120) days prior to September 30, 1998, to extend the then extant "Maturity Date" to September 30, 1999, or (iii) September 30, 2000, if the Holder of this Note elects, by written notice given to the Corporation at least sixty (60) days but not more than one hundred twenty (120) days prior to September 30, 1999, to extend the then extant "Maturity Date" to September 30, 2000.

         "NOTE" means this 8.5% convertible, extendable, subordinated note issued by the Corporation.


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         "NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement, dated as of June 22, 1992, between the Corporation, Pacific Mutual Life Insurance Company, and PM Group Life Insurance Company, as amended from time to time.

         "OPTIONAL CONVERSION NOTICE" means a written notice substantially in the form of the notice attached hereto as Exhibit C and incorporated herein by this reference.

         "OPTIONAL PREPAYMENT NOTICE" means a written notice substantially in the form of the notice attached hereto as Exhibit D and incorporated herein by this reference.

         "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and unpaid interest on (a) indebtedness (other than indebtedness evidenced by the Convertible Notes, indebtedness that is subordinated in right of payment to one or more item or type of indebtedness of the Corporation, or indebtedness incurred in violation of the terms and conditions of the Note Purchase Agreement) of the Corporation, irrespective of whether secured and whether heretofore or hereafter (i) incurred for borrowed money, or (ii) evidenced by a note or similar instrument given in connection with the acquisition by the Corporation of any business, properties, or assets, including securities (but not including any account payable or other obligation created or assumed by the Corporation in the ordinary course of business in connection with the obtaining of materials or services), (b) any refundings, renewals, extensions, or deferrals of any of the indebtedness included as Senior Indebtedness by virtue of clause (a) hereof, and (c) obligations under capital leases; in each case for the payment of which the Corporation is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire, or otherwise, unless the terms of the instrument evidencing such indebtedness or capital lease or pursuant to which such indebtedness or capital lease is outstanding specifically provide that such indebtedness or capital lease is not superior in right of payment to the indebtedness evidenced by this Note.

         "TRADING DAY" means, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business, otherwise, a Business Day.

         "TRANCHE C CLOSING DATE" shall have the meaning ascribed thereto in
         Section 3.1 of the Note Purchase Agreement.

         "TRIGGERING EVENT" means the occurrence of any Unmatured Event of Default or Event of Default described in clauses (i), (ii), and (iv) through (x), inclusive, of Section 7.1 of the Note Purchase Agreement. For purposes of determining the period during which the Triggering Event Rate shall be in effect, a Triggering Event shall not be deemed to have occurred until the date on which the Holder shall have given notice of the occurrence thereof to the Corporation.

         "TRIGGERING EVENT RATE" means ten and one-half percent (10.5%) per annum.



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         "UNMATURED EVENT OF DEFAULT"shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

                  SECTION 3. OPTIONAL CONVERSION. (a) Subject to and upon compliance with the provisions of this Note, the Holder is entitled, at its option, at any time on or before the close of business on the Business Day prior to the Maturity Date, or in case this Note or a portion hereof is called for conversion by the Corporation in accordance with the terms hereof, or the Corporation elects to prepay in accordance with the terms hereof, then until and including, but not after, the close of business on the third Business Day prior to the Mandatory Conversion Date or the Optional Prepayment Date, to convert all or a portion of the principal amount of the indebtedness evidenced by this Note into Conversion Shares.

                  (b) The principal amount of the indebtedness evidenced by this Note or any portion of the principal amount of the indebtedness evidenced hereby that is One Thousand Dollars ($1,000), an integral multiple of One Thousand Dollars ($1,000), or the remaining balance of the principal amount of the indebtedness evidenced by this Note may be converted into Conversion Shares. Subject to the provisions for adjustment set forth hereinafter, the indebtedness evidenced by the Note shall be convertible into Conversion Shares at a price per share equal to the Conversion Price and the number of Conversion Shares to be deliverable to the Holder upon conversion of One Hundred Dollars ($100) of the principal amount of this Note shall be equal to the Conversion Ratio.

                  (c) Conversion of all or a portion of the indebtedness evidenced by this Note may be effected by the Holder upon the surrender to the Corporation at the principal office of the Corporation in the State of Tennessee or at the office of any agent or agents of the Corporation, as may be designated by the Board, of this Note, duly endorsed or assigned to the Corporation or in blank, accompanied by an Optional Conversion Notice to the Corporation that the Holder elects to convert the principal amount of the indebtedness evidenced by this Note or, if less than the entire principal amount of the indebtedness evidenced by this Note is to be converted, the portion thereof to be converted. Such Optional Conversion Notice shall specify the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of the Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the indebtedness evidenced by this Note. No payment or adjustment shall be made upon any conversion of this Note on account of any dividends or other distributions payable on the Conversion Shares; provided, however, that the Holder shall be entitled to receive the full amount of any dividends or other distributions declared with respect to the Conversion Shares with a record date on or after the effective date of such conversion.

                  As promptly as practicable, and in any event within five (5) Business Days after the surrender of this Note and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have



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been paid), the Corporation shall deliver or cause to be delivered, either by personal delivery or by certified or registered mail or by a recognized overnight courier service, in any such case, properly insured, to the Holder in accordance with the written instructions of the Holder (i) certificates representing the number of Conversion Shares to which the Holder shall be entitled, and (ii) if less than the entire principal amount of indebtedness evidenced by this Note, for the balance of the indebtedness that is not being so converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of this Note so that the rights of the Holder (as a noteholder) with respect to the principal amount being converted shall cease, and the person or persons entitled to receive the Conversion Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such day. All accrued but unpaid interest through the Business Day immediately preceding the date of such conversion with respect to the principal amount of the indebtedness evidenced by this Note being converted shall be payable upon conversion.

                  The Corporation shall not be required to convert, and no surrender of this Note shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 15 days); but the surrender of this Note for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date this Note is surrendered, and at the Conversion Ratio in effect at the date of such surrender.

                  (d) In case this Note is to be prepaid pursuant to the mandatory prepayment provisions hereof, such right of conversion shall cease and terminate as to the portion of this Note that is to be prepaid at the close of business on the Business Day next preceding the date fixed for mandatory prepayment unless the Corporation shall default in the payment of the Mandatory Prepayment Amount.

                  (e) In connection with the conversion of the indebtedness evidenced by this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such indebtedness evidenced by this Note is deemed to have been converted. If more than one note shall be surrendered for conversion by the Holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total amount of indebtedness to be converted.

                  (f) (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the indebtedness evidenced by this Note, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all of the indebtedness evidenced by this Note, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all of the indebtedness evidenced by this Note.


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                           (ii) If the Corporation shall issue shares of Common
Stock upon conversion of indebtedness evidenced by this Note as contemplated by this Section 3, the Corporation shall issue together with each such share of Common Stock any rights issued to holders of Common Stock of the Corporation, irrespective of whether such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

                  (g) The Conversion Ratio will be subject to adjustment from time to time as follows:

                           (i) In case the Corporation shall at any time or from
time to time after the Closing Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock (or other capital stock) of the Corporation that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the indebtedness evidenced by this Note been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification, or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which subsection (h) applies.

                           (ii) In case the Corporation shall issue shares of
Common Stock (or rights, warrants, or other securities convertible into or exchangeable for shares of Common Stock) after the Closing Date at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock, as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the Holder shall be entitled to receive, upon the conversion hereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Ratio on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date plus (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock purchasable at the then Current Market Price per share with the aggregate consideration received or receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants, or other convertible securities may convert).




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                           An adjustment made pursuant to this clause (ii) shall
be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the aggregate consideration received or receivable by the Corporation in connection with the issuance of shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants, and convertible securities plus the minimum aggregate amount, if any, payable upon exercise of conversion of any such rights, warrants, and convertible securities into shares of Common Stock. The issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (i) of this subsection (g), or (b) any restricted stock or stock option plan or program of the Corporation, or (c) any option, warrant, right, or convertible security outstanding as of the date hereof, or (d) the terms of a firmly committed underwritten public offering, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (ii) applies.

                           Upon the expiration of any unexercised options,
warrants, or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the adjustment shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrant, rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. If the purchase price provided for in any option, warrant, or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (ii), the additional consideration, if any, payable upon the conversion or exchange of any convertible securities for which an adjustment has been made, or the rate at which any convertible securities referred to above are convertible into or exchangeable for Common Stock shall, at any time, increase or decrease (other than under or by reason of provisions designed to protect against dilution), then, the Conversion Ratio in effect at the time of such event shall forthwith be readjusted to the Conversion Ratio that would have been in effect at such time and such options, warrants, or rights or convertible securities still outstanding provided for such changed purchase price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued or sold. No adjustment shall be made pursuant to this clause (ii) in connection with any transaction to which subsection h applies.

                           (iii) In case the Corporation shall at any time or
from time to time after the Closing Date declare, order, pay, or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of dividend or spinoff), on its Common Stock, other than (A) dividends payable in cash in an aggregate amount not to exceed 50% of net income from continuing operations before extraordinary items of the Corporation, determined in accordance with generally accepted accounting principles, during the period (treated as one accounting period) commencing on March 31, 1992, and ending on the date such dividend is paid; provided, that, to the extent required by the terms thereof, such dividend shall have been previously



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consented to by the holders of the notes issued pursuant to the Note Purchase
Agreement, or (B) dividends or distributions of shares of Common Stock which are referred to in clause (i) of this subsection (g), then, and in each such case, the Conversion Ratio shall be adjusted so that the Holder shall be entitled to receive, upon the conversion hereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the fair market value, as determined in good faith by the Board, a certified resolution with respect to which shall be mailed to the Holder, per share of Common Stock of such dividend or distribution. No adjustment shall be made pursuant to this clause (iii) in connection with any transaction to which subsection (h) applies.

                           (iv) For purposes of this subsection (g), the number
of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                           (v) The term "dividend," as used in this subsection
(g), shall mean a dividend or other distribution upon stock of the Corporation.

                           (vi) Anything in this subsection (g) to the contrary
notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth (.01) of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one one-hundredth (.01) of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

                           (vii) The certificate of any firm of independent
public accountants of recognized standing selected by the Board (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this subsection (g).

                           (viii) If the Corporation shall take a record of the
holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this subsection (g) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

                  (h) In the case of any Major Transaction occurring at any time, at the option of the Holder, the indebtedness evidenced by the Note shall thereafter be convertible into, in whole and in



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part and in lieu of the Common Stock issuable upon such conversion prior to consummation of such Major Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Major Transaction by a holder of that number of shares of Common Stock into which such indebtedness, or portion thereof, was convertible immediately prior to such Major Transaction (including, on a pro rata basis, the cash, securities, or property received by holders of Common Stock in any tender or exchange offer that is a step in such Major Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 3 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                  (i) In case at any time or from time to time the Corporation shall pay any stock dividend or make any other non-cash distribution of the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation or other entity, or any sale or conveyance to another corporation or other entity of the assets or property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the Holder at the address of the Holder as shown on the books of the Corporation as of the date of which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, or winding up shall take place, as the case may be, provided that in the case of any Major Transaction to which subsection (h) applies the Corporation shall give at least 30 days prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, or conveyance or participate in such dissolution, liquidation, or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                  (j) Anything herein to the contrary notwithstanding, the issuance or sale of the following shares of Common Stock or options, warrants, or other rights to purchase Common Stock shall be excluded from any calculation of, and shall not be deemed issued or sold for purposes of calculating, any reduction, adjustment, or readjustment of the Conversion Ratio hereunder: (i) shares of Common Stock issued upon conversion of the indebtedness evidenced by this Note or any portion thereof; (ii) shares of Common Stock or options, warrants, or other rights to purchase Common Stock issuable, reserved for issuance, or issued pursuant to a stock option plan, employee stock ownership plan, or other compensatory benefit plan of the Corporation, duly adopted by the Board; (iii) shares of Common Stock, issuable, reserved for issuance, or issued pursuant to any currently outstanding warrants or options, or any options, warrants, or other rights issuable, reserved for issuance, or issued to officers of the Corporation in the future for compensatory purposes, if fully authorized by the Board; and (iv) shares of Common Stock issued upon conversion of the indebtedness evidenced by the Convertible Notes or the currently issued and outstanding preferred stock.

                  SECTION 4. REPORTS AS TO ADJUSTMENTS. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 3, then, and in each such case, the Corporation shall promptly deliver to the Holder, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 3, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to the Holder may be given in advance and included as part of the notice required under the provisions of Section 3(i).

                  SECTION 5. MANDATORY CONVERSION. (a) At any time after June 22, 1997, and so long as at such time the Common Stock is listed or admitted to trading on a national securities exchange, the Corporation may require the Holder to convert all or a portion of the principal amount of the indebtedness evidenced by this Note into shares of Common Stock if, at such time, the Current Market Price of the Common Stock has equalled or exceeded one hundred fifty percent (150%) of the Conversion Price (as it may from time to time be adjusted) for forty-five (45) consecutive Trading Days following the forty-fifth monthly anniversary of the Closing Date. To exercise such right, the Corporation must deliver a Mandatory Conversion Notice of the exercise of such right to the Holder within thirty (30) days of the last day of such forty-five (45) day period, such Mandatory Conversion Notice must be given at least ten (10) Business Days, but not more than fifteen (15) Business Days prior to the proposed Mandatory Conversion Date, and such Mandatory Conversion Notice must specify the proposed Mandatory Conversion Date and the portion of the principal amount of the indebtedness evidenced by this Note to be converted into Common Stock.

                  (b) All conversions effected pursuant to the preceding paragraph will be made effective as of the close of business on the Mandatory Conversion Date at the Conversion Ratio in effect on the Mandatory Conversion Date; provided, however, that, in order to be able to convert, the Current Market Price on the Mandatory Conversion Date must equal or exceed one hundred fifty percent (150%) of the Conversion Price in effect on the Mandatory Conversion Date. If the Current Market Price on the Mandatory Conversion Date does not equal or exceed one hundred fifty percent (150%) of the Conversion Price in effect on the Mandatory Conversion Date, the Corporation's election to require conversion will be deemed void and no conversion will be effected pursuant to such notice. Such event will not be deemed, however, to alter or restrict the Corporation's right to again require conversion at such time as the Current Market Price equals or exceeds one hundred fifty percent (150%) of the then current Conversion Price for forty-five (45) consecutive Trading Days prior to such time. Upon conversion required by the Corporation pursuant to this paragraph and the immediately preceding paragraph, all accrued but unpaid interest with respect to the principal amount of the indebtedness evidenced by this Note being converted shall be payable in accordance with the provisions of the following paragraph.

                  (c) Conversions of the indebtedness evidenced by this Note effected by the exercise of the Corporation's right to require conversion will be deemed effective as of the close of business on the Mandatory Conversion Date without any action by the Holder and the Holder will, as of such time, be a stockholder of the Corporation with respect to the number of shares of Common Stock into which the principal balance evidenced by this Note (or such portion of the principal balance evidenced by this Note as the Corporation shall have specified) shall have been converted. The Holder agrees promptly to surrender this Note for cancellation following mandatory conversion. Certificates representing the shares of Common Stock issuable by the Corporation as a result of the mandatory conversion of all or a portion of the principal balance of the indebtedness evidenced by this Note and all dividends and other distributions payable with respect to such shares and all accrued but unpaid interest payable pursuant to the immediately preceding paragraph will be retained by the Corporation pending surrender of this Note for cancellation. As promptly as practicable, and in any event within five (5) Business Days after the surrender of this Note, the Corporation shall deliver or cause to be delivered, either by personal delivery or by certified or registered mail or by a recognized overnight courier service, in any such case, properly insured, to the Holder in accordance with the written instructions of the Holder (i) certificates representing the number of Conversion Shares to which the Holder shall be entitled, and (ii) if less than the entire principal amount of indebtedness evidenced by this Note is being converted, a new promissory note, in the form of this Note, for the balance of the indebtedness that is not being so converted.

                  (d) In connection with the conversion of the indebtedness evidenced by this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such indebtedness evidenced by this Note is deemed to have been converted. If more than one note shall be surrendered for conversion by the Holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total amount of indebtedness to be converted.

                  SECTION 6. MANDATORY PREPAYMENT. In the case of any Change Event occurring at any time, at the option of the Holder, the Holder may require the Corporation to prepay all or a portion of the then outstanding principal amount of the indebtedness evidenced by this Note. To exercise such right of prepayment, the Holder must provide the Corporation with a Mandatory Prepayment Notice at least thirty (30) days prior to the proposed Mandatory Prepayment Date which Mandatory Prepayment Notice shall specify the portion of the principal amount of the indebtedness evidenced by this Note (which must be in integral multiples of One Thousand Dollars ($1,000)) to be prepaid. On the Mandatory Prepayment Date specified, the Corporation shall prepay the portion of the principal amount of the indebtedness evidenced by this Note that the Holder has specified must be prepaid on such date, plus accrued interest on such principal amount to the date of the prepayment. Any prepayment shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Corporation by the Holder.

                  SECTION 7. OPTIONAL PREPAYMENT. The Note shall be subject to prepayment, at the option of the Corporation, at any time and from time to time on and after July 1, 1997. To exercise such right of prepayment, the Corporation must provide the Holder with an Optional Prepayment Notice at least sixty (60) days prior to the proposed Optional Prepayment Date which Optional Prepayment Notice shall specify the portion of the principal amount of the indebtedness evidenced by this Note (which must be in integral multiples of One Thousand Dollars ($1,000)) to be prepaid. The Holder's option to convert the indebtedness evidenced by this Note as set forth in Section 3 hereof shall continue notwithstanding the exercise of the option of the Corporation to prepay under this Section 7, so long as the Holder requests conversion in accordance with the terms hereof up to and including, but not after, the close of business on the third Business Day prior to the Optional Prepayment Date. On the Optional Prepayment Date specified, the Corporation shall prepay the portion of the principal amount of the indebtedness evidenced by this Note that the Corporation has specified is to be prepaid on such date, plus accrued interest on such principal amount to the date of the prepayment. Any prepayment shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Corporation by the Holder. This Note shall not be subject to prepayment, whether in whole or in part, on or before June 30, 1997.

                  SECTION 8. SUBORDINATION. (a) The Corporation covenants and agrees, and the Holder likewise covenants and agrees, that no payment shall be made by the Corporation on account of principal of or interest on this Note, or otherwise, if there shall have occurred and be continuing, and the Corporation and the Holder shall have received notice from the holder or holders of, a default with respect to any Senior Indebtedness (i) permitting the acceleration thereof and such default is the subject of a judicial proceeding, or (ii) in an aggregate principal amount of not less than One Million Dollars ($1,000,000) entitling such holder or holders of, a default with respect to any Senior Indebtedness (i) permitting the acceleration thereof and such default is the subject of a judicial proceeding, or (ii) in an aggregate principal amount of not less than One Million Dollars ($1,000,000) entitling such holder or holders to compel the acceleration thereof (provided, however, that in the case of Senior Indebtedness issued pursuant to an indenture, such notice may be validly given only by the trustee under such indenture), unless and until such default or Event of Default shall have been cured or waived or shall have ceased to exist or such notice is withdrawn or found by a court of competent jurisdiction to be invalid.

                  (b) Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, to creditors of the Corporation under any dissolution or winding up or liquidation or reorganization of the Corporation, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in money or money's worth, or payment thereof provided for, before any payment is made on account of the principal of or interest on this Note and upon such dissolution or winding up or liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property, or securities, to which the Holder would be entitled except for the provisions hereof, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holder.

                  (c) The foregoing notwithstanding, in the event that any payment of or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Holder before all Senior Indebtedness is paid in full in money or money's worth, or provision is made for such payment, then and in such event such payment or distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness (but subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred herein upon the Senior Indebtedness and the holders thereof with respect to this Note or the Holder hereof by a lawful plan or reorganization or readjustment under applicable bankruptcy law).

                  (d) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder to the holders of Senior Indebtedness: (i) change the manner, place, or terms of payment or change or extend the time of payment of, or renew or alter Senior Indebtedness, or otherwise amend, in any manner, Senior Indebtedness is outstanding; provided, however, that the average weighted maturity of such Senior Indebtedness shall not be decreased without the consent of the Holder; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other person.

                  (e) Subject to the payment in full of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of the principal of, premium, if any, and interest on all Senior Indebtedness at the time outstanding, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of the Corporation applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions by the Corporation to the holders of Senior Indebtedness of any cash, property, or securities to which the Holder would be entitled except for the provisions hereof, and no payments over pursuant to the provisions hereof to the holders of Senior Indebtedness by the Holder, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness, and the Holder, be deemed to be a payment by the Corporation to or on account of the Senior Indebtedness.

                  (f) It is understood that the foregoing provisions of this Note are and are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Note is intended to or shall impair, as among the Corporation, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Corporation other than the holders of Senior Indebtedness, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note or the Note Purchase Agreement.

                  (g) Upon any payment or distribution of assets of the Corporation referred to herein, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto.

                  (h) The Corporation shall give prompt written notice to the Holder of any fact known to the Corporation that would prohibit the making of any payment of moneys to or by the Corporation in respect of this Note.

                  SECTION 9. ACCELERATION. This Note and the indebtedness evidenced hereby is subject to acceleration under the terms and conditions set forth in the Note Purchase Agreement.

                  SECTION 10. MISCELLANEOUS. (a) Any notice required by the provisions of this Note to be given to the Holder or the Corporation shall be given and deemed received or delivered in accordance with the provisions of
Section 10.4 of the Note Purchase Agreement.

                  (b) In the event of prepayment or conversion of this Note in part only, a new note or notes for the unpaid or unconverted portion hereof will be issued in the name or names requested by the Holder upon the cancellation hereof.

                  (c) The transfer of this Note is registrable on the books of the Corporation upon surrender of this Note for registration of transfer at the offices of the Corporation in Nashville, Tennessee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder or its attorney duly authorized in writing, and thereupon one or more new notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. New notes are issuable only in registered form without coupons in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof. This Note is exchangeable for a like aggregate principal amount of notes of a different authorized denomination, as requested by the Holder. No service charge shall be made of any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

                  (d) Prior to the due presentment of this Note for registration of transfer, the Corporation and any agent of the Corporation may treat the person in whose name this Note is registered as the owner hereof for all purposes, irrespective of whether this Note be overdue, and neither the Corporation nor any such agent shall be affected by notice to the contrary.

                  (e) This Note shall be governed by and construed in accordance with the laws of the State of California.

                  (f) The Corporation agrees, to the extent permitted by law, to pay to the Holder all costs and expenses (including attorneys' fees) incurred by it in the collection hereof or the enforcement of any right or remedy provided for herein (including such costs and expenses incurred in connection with a workout or an insolvency or bankruptcy proceeding).

                  (g) The provisions of the Note Purchase Agreement are hereby incorporated into this Note by this reference.

         IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first above written.

                                  CORRECTIONS CORPORATION OF AMERICA,
                                  A Delaware corporation



                                 By: /s/ Doctor R. Crants
                                     -------------------------------------------
                                     Doctor R. Crants, Chairman of the Board and
                                     Chief Executive Officer


ATTEST:


/s/ Darrell K. Massengale
--------------------------------
Darrell K. Massengale, Secretary

                      [FORM OF MANDATORY CONVERSION NOTICE]

-----------------

-----------------

-----------------


         Notice is hereby given that, in accordance with the terms and conditions of the Note hereinafter described and that certain Note Purchase Agreement, dated June 22, 1992, between Corrections Corporation of America, Pacific Mutual Life Insurance Company, and PM Group Life Insurance Company, as amended from time to time, Corrections Corporation of America hereby elects to require conversion of the 8.5% Convertible, Extendable, Subordinated Note, originally due September 30, 1998, issued by it (the "Note"). The Note to be converted and the principal amount thereof to be converted are as follows:


                                                        Principal                        Number of
                       Outstanding                    Amount to be                        Shares to
Note Number          Principal Amount                   Converted                       Be Delivered
-----------          ----------------                   ---------                       ------------






The Mandatory Conversion Date will be _______________________________  .


                                            CORRECTIONS CORPORATION OF AMERICA



                                            By:
                                                --------------------------------
                                                Name: --------------------------
                                                Title: -------------------------








                                    Exhibit A

                      [FORM OF MANDATORY PREPAYMENT NOTICE]

TO:  CORRECTIONS CORPORATION OF AMERICA


-----------------

-----------------

-----------------


         The undersigned owner of the attached Note hereby gives notice that, in accordance with the terms and conditions of such Note and that certain Note Purchase Agreement, dated June 22, 1992, between Corrections Corporation of America, Pacific Mutual Life Insurance Company, and PM Group Life Insurance Company, as amended from time to time, it hereby exercises its right to require prepayment of such Note or portion thereof (which is $1,000 or an integral multiple thereof), plus all accrued but unpaid interest with respect to such principal amount.

         The Mandatory Prepayment Date shall be _____________. The principal amount to be prepaid shall be $__________________________.



                                            [Name of Holder]



Dated:
        --------------
                                            By:
                                                --------------------------------
                                                Name: --------------------------
                                                Title: -------------------------















                                    Exhibit B

                           [FORM OF CONVERSION NOTICE]


TO:  CORRECTIONS CORPORATION OF AMERICA


-----------------

-----------------

-----------------



         The undersigned owner of the attached Note hereby gives notice that, in accordance with the terms and conditions of such Note and the Note Purchase Agreement, dated June 22, 1992, between Corrections Corporation of America, Pacific Mutual Life Insurance Company, and PM Group Life Insurance Company, as amended from time to time, it hereby exercises its right to convert such Note, or portion thereof (which is $1,000 or an integral multiple thereof), below designated, into shares of Common Stock of Corrections Corporation of America and directs that the shares issuable and deliverable upon the conversion, and any notes representing any unconverted principal amount thereof, be issued and delivered to the registered holder of such Note unless a different name has been indicated below. If shares or a new note representing unconverted principal are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.




                                           [Name of Holder]



Dated:
        --------------
                                            By:
                                                --------------------------------
                                                Name: --------------------------
                                                Title: -------------------------


                                            Principal Amount to be converted (in
                                            an integral multiple of $1,000, if
                                            less than all):


                                                      $
                                                       ----------------------





                                    Exhibit C

Fill in for registration of shares of Common Stock and Note if to be issued otherwise than to the registered Holder.




---------------------------
Name


---------------------------
Address


---------------------------
Please print name and address
(including zip code number)

SOCIAL SECURITY OR OTHER TAXPAYER
IDENTIFYING NUMBER




---------------------------

                      [FORM OF OPTIONAL PREPAYMENT NOTICE]


----------

----------

----------

         Notice is hereby given that, in accordance with the terms and conditions of the Note hereinafter described and that certain Note Purchase Agreement, dated June 22, 1992, between Corrections Corporation of America, Pacific Mutual Life Insurance Company, and PM Group Life Insurance Company, as amended from time to time, Corrections Corporation of America hereby elects to prepay the 8.5% Convertible, Extendable, Subordinated Note, originally due September 30, 1998, issued by it (the "Note"). Prepayment of such Note or portion thereof (which is $1,000 or an integral multiple thereof), plus all accrued but unpaid interest with respect to such principal amount shall be effective on the Optional Prepayment Date set forth below.

         The Optional Prepayment Date shall be ___________. The principal amount to be prepaid shall be $_______________________.



                                            CORRECTIONS CORPORATION OF AMERICA



                                            By:
                                                --------------------------------
                                                Name: --------------------------
                                                Title: -------------------------















                                    Exhibit D